Exhibit 99.1
GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT
dated as of
January 14, 2011
among
AMERICAN INTERNATIONAL GROUP, INC.,
THE GUARANTORS PARTY HERETO
and
AIA AURORA LLC and ALICO HOLDINGS LLC
as the Secured Parties

SCHEDULES:

Schedule 1	Pledgor Data

Schedule 2	Designated Interests, Indebtedness and Proceeds Therefrom Pledged by the Pledgors, Equity Interests of the AIA SPV and the ALICO SPV Pledged by the Borrower and Securities Pledged by the AIA SPV and the ALICO SPV as of the Effective Date
EXHIBITS:

Exhibit A	Issuer Control Agreement

-ii-

GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT
     AGREEMENT dated as of January 14, 2011 among AMERICAN INTERNATIONAL GROUP, INC., as Borrower, the GUARANTORS party hereto and AIA AURORA LLC (the “AIA SPV”) and ALICO HOLDINGS LLC (the “ALICO SPV”), each as Secured Party.
     WHEREAS, the Borrower and the Secured Parties are parties to the Master Transaction Agreement;
     WHEREAS, as contemplated by the Master Transaction Agreement, the Borrower and the Secured Parties wish to enter into the SPV Intercompany Loan Agreements simultaneously with the closing of the transactions contemplated by the Master Transaction Agreement to provide for borrowings under the SPV Intercompany Loan Agreements by the Borrower subject to the terms and conditions thereof;
     WHEREAS, the FRBNY, as a holder of AIA/ALICO Preferred Units, is willing to consent to such borrowings only subject to the grant of security contained herein and such other terms and conditions as are set forth herein and in the Master Transaction Agreement;
     WHEREAS, the Borrower is willing to cause each of the Guarantors party hereto to guarantee the Secured Obligations of the Borrower pursuant to the terms, conditions and limitations set forth herein and to cause each Guarantor to secure its guarantee thereof by granting Liens on certain of its assets to the Secured Parties as provided herein and in the other Security Documents in order to obtain the consent of the FRBNY to the lending of funds under the SPV Intercompany Loan Agreements;
     WHEREAS, upon any foreclosure or other enforcement of the Security Documents and sale of any Collateral, any sale of the Collateral or the Designated Interests by the Borrower or any Guarantor or the receipt by the Borrower or any Guarantor of any dividends or other distributions on account of any Collateral or any Designated Interests, the Net Proceeds thereof are to be received by or paid over to the Secured Parties and applied as provided herein and pursuant to the SPV LLC Agreements;
     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     SECTION 1. Definitions.
     (a) Terms Defined in UCC. As used herein, each of the following terms has the meaning specified in the UCC:

Term	UCC
Account	9-102
Authenticate	9-102
Certificated Security	8-102
Document	9-102
Entitlement Holder	9-102
Equipment	9-102
Financial Asset	8-102 & 103
General Intangibles	9-102
Instrument	9-102
Inventory	9-102
Investment Property	9-102
Proceeds	9-102
Securities Account	8-501
Securities Intermediary	8-102
Security	8-102 & 103
Security Entitlement	8-102
Uncertificated Security	8-102
     (b) Additional Definitions. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Master Transaction Agreement. The following additional terms, as used herein, have the following meanings:
     “Aggregate Liquidity” means, at the date of calculation (on a Borrower-only basis and not on a consolidated basis) the sum of (i) the aggregate amount of unrestricted cash and cash equivalents on hand of the Borrower and (ii) the aggregate unused amount of commitments available for immediate draw at such time by the Borrower under committed third-party credit facilities and contingent capital facilities then in effect (excluding, for these purposes, the Available Amount (as such term is defined in the Amended and Restated Purchase Agreement) under the Series G Drawdown Right).
     “Collateral” means all property, whether now owned or hereafter acquired, on which a Lien is granted or purports to be granted to the Secured Parties pursuant to the Security Documents. When used with respect to a specific Pledgor, the term “Collateral” means all its property on which such a Lien is granted or purports to be granted.
     “Collateral Custodian” means the Rights Holder or any other Person that the Rights Holder shall elect to appoint as the Collateral Custodian in its discretion; in each case the Collateral Custodian shall hold the Collateral that can be perfected by physical possession on behalf of the Secured Parties.

     “Control”, when used with respect to any Security or Security Entitlement, has the meaning specified in UCC Section 8-106.
     “Controlled Securities Account” means a Securities Account that (i) is maintained in the name of a Pledgor at an office of a Securities Intermediary located in the United States and (ii) together with all Financial Assets credited thereto and all related Security Entitlements, is subject to a Securities Account Control Agreement among such Pledgor, the Secured Parties and such Securities Intermediary.
     “Effective Date” means January 14, 2011.
     “Event of Default” has the meaning set forth in Section 11.
     “Excluded Property” means (i) motor vehicles the perfection of a security interest in which is excluded from the Uniform Commercial Code in the relevant jurisdiction, (ii) voting Equity Interests in any Foreign Subsidiary, to the extent (but only to the extent) required to prevent the Collateral from including more than 66% of all voting Equity Interests in such Foreign Subsidiary, (iii) notwithstanding clause (ii) of this definition, Equity Interests in any Transparent Subsidiary to the extent (but only to the extent) required to prevent the Collateral from including, directly or indirectly (through one or more Transparent Subsidiaries), more than 66% of all voting Equity Interests in a Foreign Subsidiary, (iv) assets that give rise to tax-exempt interest income within the meaning of Section 265(a)(2) of the Internal Revenue Code of 1986, as amended from time to time, (v) any property to the extent that the grant of a security interest therein is prohibited by any applicable law or regulation, requires a consent not obtained of any Governmental Authority pursuant to any applicable law or regulation, or is prohibited by or constitutes a breach or default under, or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law and (vi) any property held as Indemnification Collateral under the Indemnification Collateral Account Security and Control Agreement, dated as of November 1, 2010, among Borrower, the ALICO SPV, MetLife and the other parties thereto.
     “Foreign Subsidiary” means any Subsidiary that is a “controlled foreign corporation” within the meaning of the Internal Revenue Code of 1986, as amended from time to time. For this purpose, a “controlled foreign corporation” includes any Subsidiary (other than a disregarded entity) substantially all of the assets of which is the stock of one or more controlled foreign corporations.

     “Governmental Authority” means any national, regional, local or foreign governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body, court or entity, including any board of insurance, insurance department or insurance commissioner.
     “Guarantors” means each Subsidiary signing and delivering a counterpart hereof on the Effective Date and each Subsidiary that thereafter has signed and delivered a joinder agreement pursuant to which it agrees to be a Guarantor hereunder and to be bound by this Agreement accordingly, and in each case its and their successors and assigns.
     “Intellectual Property” means all intellectual and similar property of any Pledgor of every kind and nature now owned or hereafter acquired by any Pledgor, including inventions, designs, patents, copyrights, licenses, trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.
     “Intellectual Property Filing” means (i) with respect to any patent, patent license, trademark or trademark license, the filing of an appropriate Intellectual Property Security Agreement with the United States Patent and Trademark Office, together with an appropriately completed recordation form, and (ii) with respect to any copyright or copyright license, the filing of an appropriate Intellectual Property Security Agreement with the United States Copyright Office, together with an appropriately completed recordation form, in each case sufficient to record the Transaction Lien granted to the Secured Party in such Intellectual Property.
     “Intellectual Property Security Agreement” means an instrument memorializing a Transaction Lien on Intellectual Property which is in appropriate form for filing in the relevant office specified herein.
     “Issuer Control Agreement” means an Issuer Control Agreement substantially in the form of Exhibit A (with any changes that the Secured Party shall have approved).
     “LLC Interest” means a membership interest or similar interest in a limited liability company.
     “Loan” means a loan outstanding under an SPV Intercompany Loan Agreement.

     “Loan Documents” means the SPV Intercompany Loan Agreements (including the promissory notes delivered thereunder) and the Security Documents.
     “Master Transaction Agreement” means the Master Transaction Agreement dated as of December 8, 2010 among the Borrower, the Secured Parties, the FRBNY, the UST and the Trust.
     “Material Adverse Effect” means (i) a materially adverse effect on the business, assets, liabilities, operations, condition (financial or otherwise), operating results or prospects of the Borrower and the Subsidiaries, taken as a whole, (ii) a material impairment of the ability of the Borrower or any other Pledgor to perform any of its obligations under any Loan Document to which it is or will be a party or (iii) a material impairment of the rights and remedies of or benefits available to the Secured Parties under any Loan Document.
     “Net Proceeds” of any property means (i) all dividends or other distributions on such asset and all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale (including, with respect to any Designated Entity, the sale of all or substantially all of the assets of such Designated Entity and its subsidiaries, taken as a whole), lease, exchange, assignment, licensing or other disposition of, or other realization upon, such property, including all claims of the owner of such asset against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, such property, and any condemnation or requisition payments with respect to such property (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received and including insurance proceeds) less (ii) (A) any expenses (including broker’s fees or commissions, legal fees and expenses, transfer and similar taxes and Borrower’s good-faith estimate of income taxes required to be paid in cash) incurred or assumed by the Borrower or any Guarantor in connection with the sale, transfer or other disposition (by way of merger, casualty, condemnation or otherwise) of such property and (B) any amounts provided as a reserve, in accordance with GAAP, against any liabilities associated with the property subject to such sale, transfer or other disposition or under any indemnification obligations or purchase price adjustment associated with such sale, transfer or other disposition; provided, however, that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds deemed to have been received as of such time.
     “Opinion of Counsel” means a written opinion of legal counsel (who may be counsel to a Pledgor or other counsel, in either case approved by the Secured Parties) addressed and delivered to the Secured Parties.

     “own” refers to the possession of sufficient rights in property to grant a security interest therein as contemplated by UCC Section 9-203, and “acquire” refers to the acquisition of such sufficient rights.
     “Partnership Interest” means a partnership interest, whether general or limited.
     “Pledged”, when used in conjunction with any type of asset, means at any time an asset of such type that is included (or that creates rights that are included) in the Collateral at such time. For example, “Pledged Equity Interest” means an Equity Interest that is included in the Collateral at such time.
     “Pledgors” means the Borrower and the Guarantors.
     “Post-Petition Interest” means any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any one or more of the Pledgors (or would accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such proceeding.
     “Regulated Subsidiary” means a Subsidiary the business and affairs of which are regulated by a Governmental Authority whose consent is required for any acquisition of control or change of control thereof or for the guarantee of, or grant of Liens to secure, the obligations or performance of any controlling Person.
     “Release Conditions” means the following conditions for releasing all the Secured Guarantees and terminating all the Transaction Liens: all Secured Obligations shall have been paid in full (other than contingent indemnification and expense reimbursement obligations as to which no claim or potential claim shall have been asserted).
     “Representatives” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, attorneys, accountants and other professional advisors of such Person and its Affiliates.
     “Sale of Guarantor” has the meaning specified in Section 2(c)(ii).
     “Secured Agreement” refers, when used with respect to any Secured Obligation, collectively to each instrument, agreement or other document that sets forth obligations of the Borrower, obligations of a Guarantor and/or rights of the holder with respect to such Secured Obligation.
     “Secured Guarantee” means, with respect to each Guarantor, its guarantee of the Secured Obligations under Section 2 hereof.

     “Secured Obligations” means: (a) all principal of all Loans outstanding from time to time under the SPV Intercompany Loan Agreements, all interest (including Post-Petition Interest) on all such Loans and all other amounts now or hereafter payable by the Borrower pursuant to the SPV Intercompany Loan Agreements; (b) the obligation of the Borrower to make, or cause to be made, SPV Capital Contributions pursuant to Section 3.04 of the Master Transaction Agreement; and (c) all payment obligations of the Borrower under this Agreement.
     “Secured Party” means each of the AIA SPV and the ALICO SPV and any successors thereof or assignee thereof that hold the Secured Obligations.
     “Securities Account Control Agreement” means, when used with respect to a Securities Account of any Pledgor, a Securities Account Control Agreement in form and substance satisfactory to the Secured Parties among such Pledgor, the Secured Parties and the relevant Securities Intermediary.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Security Documents” means this Agreement, the Issuer Control Agreements, the Intellectual Property Security Agreements, the Securities Account Control Agreements and all other supplemental or additional security agreements, control agreements or similar instruments delivered pursuant to the SPV Intercompany Loan Agreements, this Agreement and/or the Master Transaction Agreement.
     “SPV Intercompany Loan Agreements” means the AIA SPV Intercompany Loan Agreement and the ALICO SPV Intercompany Loan Agreement.
     “subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (i) of which more than fifty percent (50%) of the interest in the capital or profits of such corporation, partnership, joint venture or limited liability company or (ii) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity, is, at the time, directly or indirectly owned by such Person and/or one or more subsidiaries thereof; provided, however, that neither AIG Global Asset Management Holdings Corp. and its subsidiaries nor any investment vehicle managed by the Borrower or any of its Affiliates and created or invested in the ordinary course of its or their respective investment management shall be a subsidiary of the Borrower or any of its Affiliates for purposes of this Agreement.

     “Subsidiary” means any subsidiary of the Borrower.
     “Transaction Liens” means the Liens granted by the Pledgors under the Security Documents.
     “Transparent Subsidiary” means (i) any Subsidiary that is treated as either a partnership or an entity disregarded as separate from its owner under Treasury Regulation §301.7701-2(c)(1), and (ii) any other Subsidiary substantially all the assets of which (including assets owned indirectly through Transparent Subsidiaries) are Equity Interests in Foreign Subsidiaries.
     “UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any Transaction Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
     “United States” means the United States of America.
     (c) Terms Generally. The definitions of terms herein (including those incorporated by reference to the UCC or to another document) apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) except as otherwise specified herein, any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement and (v) the word “property” shall be construed to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 2. Guarantees by Guarantors.
     (a) Secured Guarantees. Subject to Section 2(i), each Guarantor, jointly and severally, unconditionally guarantees the full and punctual payment of each Secured Obligation when due (whether at stated maturity, upon acceleration or otherwise). This is a guaranty of payment and not of collection. The Secured Parties shall not be required to exhaust any right or remedy or take any action against the Borrower or any other Person or any collateral. If the Borrower fails to pay any Secured Obligation punctually in accordance with the terms of the SPV Intercompany Loan Agreements, the Master Transaction Agreement or this Agreement, as applicable, each Guarantor agrees that it will forthwith on demand pay the amount not so paid at the place and in the manner specified in the relevant Secured Agreement.
     (b) Secured Guarantees Unconditional. The obligations of each Guarantor under its Secured Guarantee shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement, by operation of law or otherwise;
     (ii) any modification or amendment of or supplement to any Secured Agreement;
     (iii) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;
     (iv) any change in the corporate existence, structure or ownership of the Borrower, any other Guarantor or any other Person or any of their respective subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any other Guarantor or any other Person or any of their assets or any resulting release or discharge of any obligation of the Borrower, any other Guarantor or any other Person under any Secured Agreement;
     (v) the existence of any claim, set-off or other right that such Guarantor may have at any time against the Borrower, any other Guarantor, either Secured Party or any other Person, whether in connection with the Loan Documents or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (vi) any invalidity or unenforceability relating to or against the Borrower, any other Guarantor or any other Person for any reason of any Secured Agreement, or any provision of applicable law or regulation purporting to prohibit the payment of any Secured Obligation by the Borrower, any other Guarantor or any other Person; or
     (vii) any other act or omission to act or delay of any kind by the Borrower, any other Guarantor, any other party to any Secured Agreement, either Secured Party or any other Person, or any other circumstance whatsoever that might, but for the provisions of this clause (vii), constitute a legal or equitable discharge of or defense to any obligation of any Guarantor hereunder.
     (c) Release of Secured Guarantees. (i) All the Secured Guarantees will be released when all the Release Conditions are satisfied. If at any time any payment of a Secured Obligation is rescinded or must be otherwise restored or returned upon the insolvency or receivership of the Borrower or otherwise, the Secured Guarantees shall be reinstated with respect thereto as though such payment had been due but not made at such time.
     (ii) If all the capital stock of a Guarantor or all or substantially all the assets of a Guarantor or all the Designated Interests owned by a Guarantor are sold, transferred or otherwise disposed of to a Person (other than the Borrower or any of its Subsidiaries) in a transaction permitted by this Agreement and the Master Transaction Agreement (any such sale, a “Sale of Guarantor”), each Secured Party shall release such Guarantor from its Secured Guarantee; provided that arrangements reasonably satisfactory to the Secured Parties and the Rights Holder have been made to apply the Net Proceeds of such Sale of Guarantor that constitute Net Proceeds of any Collateral or Designated Interests as required by the SPV Intercompany Loan Agreements and this Agreement.
     (iii) In addition to any release required by subsection (ii), the Rights Holder, on behalf of the Secured Parties, may release any Secured Guarantee.
     (d) Waiver by Guarantors. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other Guarantor and/or any other Person.
     (e) Reinstatement. Each secured Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Secured Parties, including, without limitation, on the insolvency, bankruptcy or reorganization of the Borrower or otherwise, in each case as though the payment had not been made.
     (f) Subrogation. A Guarantor that makes a payment with respect to a Secured Obligation hereunder shall be subrogated to the rights of the relevant Secured Party against the Borrower with respect to such payment and shall be entitled to contribution from the other Guarantors in accordance with applicable law; provided that no Guarantor shall enforce any payment, or accept any payment, by way of subrogation against the Borrower, or by reason of contribution against any other guarantor of such Secured Obligation, until all the Release Conditions have been satisfied.
     (g) Stay of Acceleration. If acceleration of the time for payment of any Secured Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Secured Obligations otherwise subject to acceleration under the terms of any Secured Agreement shall nonetheless be payable by the Guarantors hereunder forthwith on demand by either Secured Party.
     (h) Continuing Guarantee. Each Secured Guarantee is a continuing guarantee, shall be binding on the relevant Guarantor and its successors and assigns, and shall be enforceable by each Secured Party. If all or part of the Secured Parties’ interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights under each Secured Guarantee, to the extent applicable to the obligation so transferred, shall automatically be transferred with such obligation.
     (i) Limitations on Recourse.
     (i) The Secured Parties shall have recourse in respect of the Secured Obligations only (1) to the Collateral and (2) against the Borrower (x) up to an aggregate amount equal at any time to the fair market value of the Designated Interests that are not Collateral at such time, as reasonably determined in good faith by the AIG Board, or if the Rights Holder on behalf of the Secured Parties contests such valuation, by an investment banking firm of national standing designated by mutual agreement of AIG and the Rights Holder on behalf of the Secured Parties and (y) in respect of any amounts due and unpaid pursuant to Section 4(a); provided that the foregoing limitations shall not apply to any claims against the Borrower for any loss, damage, cost, expense, liability, claim or other obligation incurred by the Secured Parties (including reasonable attorney’s fees and reasonable out-of-pocket expenses) arising out of or in connection with (A) fraud or intentional misrepresentation by the Borrower in connection with the Loans, or (B) Borrower’s knowing and intentional failure to perform its material obligations under the Loan Documents.
     (ii) The Secured Parties shall have recourse against any Guarantor only to the extent of such Guarantor’s interests in the Collateral.
     (iii) The ALICO SPV, as Secured Party, shall have no recourse to any Collateral pledged by the AIA SPV as Guarantor in respect of the Secured Obligations until such time as the Preferred Payment (as defined in the AIA SPV LLC Agreement) shall have occurred in accordance with the terms of the AIA SPV LLC Agreement and the ALICO SPV, as Secured Party, shall be subordinated in right of payment from the AIA SPV, as Guarantor, to the prior payment in full of the AIA Liquidation Preference and all preferred returns earned thereon, except (A) during any period in which the FRBNY Payoff Time shall have occurred with respect to the AIA SPV but not with respect to the ALICO SPV, during which period the ALICO SPV shall have recourse to any Collateral Pledged by the AIA SPV in priority of any distribution on the AIA Preferred Units or (B) to the extent otherwise directed by the Rights Holder.
     (iv) The AIA SPV, as Secured Party, shall have no recourse to any Collateral pledged by the ALICO SPV as Guarantor in respect of the Secured Obligations until such time as the Junior Preferred Payment (as defined in the ALICO SPV LLC Agreement) shall have occurred in accordance with the terms of the ALICO SPV LLC Agreement and the AIA SPV, as Secured Party, shall be subordinated in right of payment from the ALICO SPV, as Guarantor, to the prior payment in full of the ALICO Liquidation Preference and all preferred returns earned thereon, except (A) during any period in which the FRBNY Payoff Time shall have occurred with respect to the ALICO SPV but not with respect to the AIA SPV, during which period the AIA SPV shall have recourse to any Collateral Pledged by the ALICO SPV in priority of any distribution on the ALICO Preferred Units or (B) to the extent otherwise directed by the Rights Holder.
     (j) Limitation on Obligations of Each Guarantor. The obligations of each Guarantor under its Secured Guarantee shall be limited to an aggregate amount equal to the largest amount that would not render such Secured Guarantee subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of applicable law.
     SECTION 3. Grant of Transaction Liens.
     (a) Subject to clause (d) of this Section 3, the Borrower, in order to secure the Secured Obligations, and each Guarantor other than the AIA SPV and the ALICO SPV, in order to secure its Secured Guarantee, grants to each Secured Party a continuing security interest in all the following property of the Borrower or such Guarantor, as the case may be, whether now owned or existing or hereafter acquired or arising and regardless of where located:
     (i) all Designated Interests;
     (ii) all indebtedness for borrowed money owed by any Designated Entity;
     (iii) all Equity Interests of the AIA SPV and the ALICO SPV;
     (iv) all Securities and Instruments evidencing any of the Collateral described in the foregoing clauses (i) through (iii);
     (v) all Intellectual Property that (1) is used exclusively by any Designated Entity or its subsidiaries or (2) otherwise relates exclusively to any Designated Entity or its subsidiaries, is required to operate such Designated Entity or its subsidiaries and is not comprised of off-the-shelf computer software which is generally available on nondiscriminatory pricing terms;
     (vi) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) that (1) are used exclusively by any Designated Entity or its subsidiaries or (2) otherwise relate exclusively to any Designated Entity or its subsidiaries, are required to operate such Designated Entity or its subsidiaries and are not comprised of off-the-shelf computer software which is generally available on nondiscriminatory pricing terms;
     (vii) all General Intangibles related to any rights under any contract (but only to the extent that such rights are not prohibited to be assigned by the Borrower or the Guarantor, as applicable, by the express terms of such contract) to sell, transfer or otherwise dispose of the Collateral described in the foregoing clauses (i) through (vi), including, without limitation, the rights that are expressly assignable pursuant to Section 11.06 of the Star-Edison Purchase Agreement;
     (viii) any property set forth on Schedule 2 to the extent not captured by the foregoing clauses (i) through (vii); and
     (ix) all Proceeds of the Collateral described in the foregoing clauses (i) through (viii) other than (A) if, at the time of receipt of any Net Proceeds of the ILFC Interests, Aggregate Liquidity is less than $6,000,000,000 or such other amount as shall be agreed in writing by Borrower and the Rights Holder on behalf of the Secured Parties, an aggregate amount of such Net Proceeds not to exceed $2,000,000,000 (taking into account any Net Proceeds of the ILFC Interests previously retained by the Borrower pursuant to Section 4(a)) less the aggregate principal amount of any indebtedness secured by the ILFC Interests the incurrence of which was permitted by Section 7(c) and (B) the amount of Net Proceeds of the Star Interests or the Edison Interests, if any, that the Rights Holder, on behalf of the Secured Parties, has agreed to permit Borrower to retain pursuant to Section 4(a);
provided that the Excluded Property is excluded from the foregoing grant of security interests.
     (b) Subject to clause (d) of this Section 3, each of the AIA SPV and the ALICO SPV, in their respective capacities as Guarantors in order to secure their respective Secured Guarantees, grants to the other as Secured Party a continuing security interest in all the following property of such Guarantor whether now owned or existing or hereafter acquired or arising and regardless of where located:
     (i) all Accounts;
     (ii) all indebtedness for borrowed money owed by any Designated Entity;
     (iii) all Documents;
     (iv) all Equipment;
     (v) all General Intangibles (including any Equity Interests in other Persons that do not constitute Investment Property) except for the SPV Intercompany Loan Agreement to which it is a party;
     (vi) all Inventory;
     (vii) all Securities and Instruments;
     (viii) all Investment Property;
     (ix) all books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) of such Guarantor (1) pertaining to any of its Collateral or (2) used exclusively by any Designated Entity or its subsidiaries or otherwise relating exclusively to any Designated Entity or its subsidiaries and required to operate such Designated Entity or its subsidiaries and not comprised of off-the-shelf computer software which is generally available on nondiscriminatory pricing terms;

          (x) such Guarantor’s ownership interest in (1) its Controlled Securities Accounts, (2) all Financial Assets credited to its Controlled Securities Accounts from time to time and all Security Entitlements in respect thereof, (3) all cash held in its Controlled Securities Accounts from time to time and (4) all other money in the possession of the Secured Parties; and
          (xi) all Proceeds of the Collateral described in the foregoing clauses (i) through (x) and all Proceeds from the SPV Intercompany Loan Agreement to which it is a party;
provided that the Excluded Property is excluded from the foregoing grant of security interests.
     (c) The Transaction Liens are granted as security only and shall not subject either Secured Party to, or transfer or in any way affect or modify, any obligation or liability of any Pledgor with respect to any of the Collateral or any transaction in connection therewith.
     (d) If the Governmental Authority having jurisdiction over any Regulated Subsidiary determines that a pledge of the Equity Interests of such Regulated Subsidiary hereunder constitutes or would constitute the acquisition of or a change of control with respect to such Regulated Subsidiary or any subsidiary thereof as to which the prior approval of such Governmental Authority was required and not obtained or waived, then, immediately upon the relevant Pledgor’s receipt of written notice from such Governmental Authority of such determination and without any action on the part of either Secured Party or any other Person, such pledge shall be rendered void ab initio and of no effect, at which time the Pledgor may cause the Regulated Subsidiary to alter its share transfer records to reflect that the pledge has become void. Upon any such occurrence, (i) the Secured Parties shall, at such Pledgor’s written request and expense, return all certificates representing such Equity Interests to such Pledgor and execute and deliver such documents as such Pledgor shall reasonably request to evidence such Pledgor’s retention of all rights in such Equity Interests and (ii) such Pledgor, if permitted, shall promptly, and each Secured Party, if permitted, may, submit a request to the relevant Governmental Authority for approval of the pledge of such Equity Interests by the Pledgor hereunder, with which the Pledgor and the relevant Regulated Subsidiary shall fully cooperate, and, upon receipt of such approval, shall forthwith deliver to the Secured Parties certificates representing all the outstanding Equity Interests in such Regulated Subsidiary (subject to the limitation in Section 5(e) if such Regulated Subsidiary is a Foreign Subsidiary) to be held as Collateral hereunder.
     SECTION 4. Application of Net Proceeds of Collateral and Designated Interests. The Borrower hereby covenants and agrees with each Secured Party and the Rights Holder that, so long as this Agreement shall remain in effect and until all Secured Obligations shall have been paid in full, except to the extent otherwise agreed in writing by the Rights Holder on behalf of the Secured Parties:
     (a) As soon as practicable and in any case on or prior to (x) the fifth Business Day following the receipt of cash Net Proceeds of all or any portion of the Collateral (other than any Collateral to which either Secured Party does not have recourse at such time pursuant to Section 2(i)(iii) or 2(i)(iv)) or the Designated Interests by the Borrower or any Subsidiary that is not a Regulated Subsidiary or a subsidiary of a Regulated Subsidiary and (y) the twentieth Business Day following the receipt of any such cash Net Proceeds by any Regulated Subsidiary or a subsidiary of a Regulated Subsidiary, the Borrower or any Guarantor shall apply, or cause to be applied, an amount equal to 100% of such Net Proceeds, to satisfy the Secured Obligations in accordance with the terms of paragraph (b) of this Section; provided, however, that (i) if, at the time of receipt of any Net Proceeds of the ILFC Interests, Aggregate Liquidity is less than $6,000,000,000 or such other amount as shall be agreed in writing by Borrower and the Rights Holder on behalf of the Secured Parties, then Borrower shall be permitted to retain an aggregate amount of such Net Proceeds not to exceed $2,000,000,000 (taking into account any Net Proceeds of the ILFC Interests previously retained by the Borrower pursuant to this Section) less the aggregate principal amount of any indebtedness secured by the ILFC Interests the incurrence of which was permitted by Section 7(c), and shall not be obligated to apply or cause to be applied such amounts to satisfy the Secured Obligations and (ii) Borrower shall be permitted to retain Net Proceeds of the Star Interests or the Edison Interests only if, and to the extent, the Rights Holder, on behalf of the Secured Parties, shall agree in writing to permit Borrower to retain such Net Proceeds and not to apply or cause to be applied such amounts to satisfy the Secured Obligations.
     (b) Any amounts paid on account of the Secured Obligations, including, without limitation, amounts due pursuant to paragraph (a) of this Section, any other amounts voluntarily or involuntarily paid by the Borrower, any Guarantor or any other Person, and any cash Net Proceeds of all or any part of the Collateral (other than any Collateral to which either Secured Party does not have recourse at such time pursuant to Section 2(i)(iii) or 2(i)(iv)) generated by any Person upon the occurrence and during the continuance of an Event of Default, shall be applied, without duplication, in the following order of priorities:
     first, to pay any expenses incurred or assumed by the Borrower or any Guarantor in connection with such payment (without duplication of expenses accounted for in the determination of the Net Proceeds of such transaction) and to pay the costs of enforcement of the Secured Parties’ rights with respect to such asset or assets, if applicable;

     second, unless otherwise agreed by the Rights Holder on behalf of the Secured Parties, to be paid to the AIA SPV and/or the ALICO SPV, pro rata in accordance with the relative size of the outstanding AIA Liquidation Preference and the ALICO Liquidation Preference at the time such payments are made, such amounts to be applied by the AIA SPV and/or the ALICO SPV first to accrued but unpaid interest (including Post-Petition Interest) on, and then to principal of, the Loans under the applicable SPV Intercompany Loan Agreement in accordance with the applicable provisions of the relevant SPV Intercompany Loan Agreement and second to satisfy the Borrower’s obligation to make or caused to be made SPV Capital Contributions to the AIA SPV and/or the ALICO SPV pursuant to Section 3.04 of the Master Transaction Agreement;
     third, to pay any other amounts due under this Agreement or either SPV Intercompany Loan Agreement; and
     finally, if applicable, to pay to each relevant Pledgor, or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds of the Collateral owned by it;
provided, however, that Collateral owned by a Guarantor shall be liquidated and any proceeds thereof shall be applied pursuant to the foregoing clauses only to the extent permitted by the limitations in Section 2(i)(iii), 2(i)(iv) or 2(j).
     SECTION 5. General Representations and Warranties. Each Pledgor represents and warrants to each Secured Party, the UST, the FRBNY and the Rights Holder that:
     (a) Such Pledgor is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction identified as its jurisdiction of organization in Schedule 1, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to result in a Material Adverse Effect, and (iv) has the power and authority to execute, deliver and perform its obligations under this Agreement and each other agreement contemplated hereby to which it is or will be a party.
     (b) The execution, delivery and performance by such Pledgor of this Agreement and each other Loan Document executed and delivered by such Pledgor on the Effective Date have been duly authorized by all requisite corporate and, if required, stockholder action and will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such Pledgor, (B) any order of any

Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which such Pledgor is a party or by which any of them or any of their property is or may be bound, except, with respect to clauses (A), (B) and (C), where such violation would not reasonably be expected to result in a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, except where such conflict, breach, default or right would not reasonably be expected to result in a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any of the Collateral, whether now owned or hereafter acquired (except a Transaction Lien).
     (c) This Agreement has been duly executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity.
     (d) Schedule 2 lists all Collateral of the type described in Section 3(a) clauses (i) and (ii) (or in the case of the AIA SPV and the ALICO SPV, in their respective capacities as Guarantors, all Securities) owned by such Pledgor as of the Effective Date, and all Equity Interests of the AIA SPV and the ALICO SPV owned by the Borrower as of the Effective Date. Except as set forth on Schedule 2, such Pledgor holds all such Collateral directly (i.e., not through a Subsidiary, a Securities Intermediary, Depository Trust Company or any other Person).
     (e) All Collateral owned by such Pledgor is owned by it free and clear of any Lien other than (i) the Transaction Liens and (ii) Permitted Liens. All shares of capital stock included in its Pledged Equity Interests (including shares of capital stock in respect of which such Pledgor owns a Security Entitlement) have been duly authorized and validly issued and are fully paid and non-assessable. Except as set forth in the Star-Edison Purchase Agreement, none of such Pledged Equity Interests is subject to any option to purchase or similar right of any Person. Such Pledgor is not and will not become a party to or otherwise bound by any agreement (except the Loan Documents) which restricts in any manner the rights of any present or future holder of any Pledged Equity Interest with respect to such Pledged Equity Interest.
     (f) Such Pledgor has not performed any acts that might prevent either Secured Party from enforcing any of the provisions of the Security Documents or that would limit either Secured Party in any such enforcement. No financing statement, security agreement, mortgage or similar or equivalent document or instrument covering all or part of the Collateral owned by such Pledgor is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect or record a Lien on such Collateral, except financing statements, mortgages or other similar or equivalent documents with respect to Permitted Liens and other than those that name the FRBNY as secured party with respect to the FRBNY Credit Facility. On the Effective Date, all Collateral consisting of certificated securities or instruments owned by such Pledgor and required to be delivered to the Secured Parties will have been delivered to the Collateral Custodian in accordance with the delivery instructions provided to the Pledgor by the Collateral Custodian free and clear of the claims of any other Person or security interest therein, other than the Secured Parties or any other Permitted Lien and no Pledged Investment Property owned by such Pledgor will be under the Control of any other Person having a claim thereto or a security interest therein other than a Permitted Lien.
     (g) Immediately after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents, (i) AIG and the Subsidiaries, on a consolidated basis, are Solvent and (ii) the Guarantors, on a consolidated basis, are Solvent.
     (h) The Transaction Liens on all Collateral owned by such Pledgor (i)have been validly created, (ii) will attach to each item of such Collateral on the Effective Date (or, if such Pledgor first obtains rights thereto on a later date, on such later date) and (iii) when so attached, subject to Section 3(d), will secure all the Secured Obligations or such Pledgor’s Secured Guarantee, as the case may be.
     (i) The information set forth in Schedule 1 as to such Pledgor is correct and complete as of the Effective Date.
     (j) When UCC financing statements describing the Collateral as set forth in Section 3 hereof have been filed in the central UCC filing offices of the jurisdictions specified in Schedule 1, the Transaction Liens will constitute perfected security interests in the Collateral owned by such Pledgor to the extent that a security interest therein may be perfected by filing pursuant to the UCC, prior to all Liens and rights of others therein except Permitted Liens. Except for the filing of such (i) UCC financing statements, (ii) Intellectual Property Filings, (iii) any filings necessary to preserve or perfect the Transaction Liens on any Designated Interest pursuant to applicable non-U.S. law and (iv) other filings as may be necessary to limit or avoid the application of Section 3(d), no registration, recordation or filing with any Governmental Authority is required in connection with the execution or delivery of the Security Documents or is necessary for the validity or enforceability thereof or for the perfection or due recordation of the Transaction Liens or (except with respect to Equity Interests in any Regulated Subsidiary) for the enforcement of the Transaction Liens.
     SECTION 6. Further Assurances; Affirmative Covenants. Each Pledgor covenants as follows:

     (a) Such Pledgor will, from time to time, at the Borrower’s expense, execute, deliver, file and record any statement, assignment, instrument, document, agreement or other paper and take any other action (including any Intellectual Property Filing) that from time to time may be necessary or desirable, or that the Secured Parties may request, in order to:
     (i) create, preserve, perfect, confirm or validate the Transaction Liens on such Pledgor’s Collateral and the priority thereof (including, without limitation, any actions necessary to create, preserve, perfect, confirm or validate the Transaction Liens on any Designated Interest pursuant to applicable non- U.S. law);
     (ii) in the case of Pledged Investment Property, Pledged Instruments evidencing indebtedness owed by any Designated Entity and Pledged Certificated Securities, cause each Secured Party or the Collateral Custodian to have Control thereof;
     (iii) enable the Secured Parties to obtain the full benefits of the Security Documents; or
     (iv) enable the Secured Parties to exercise and enforce any of their rights, powers and remedies with respect to any of such Pledgor’s Collateral.
Such Pledgor authorizes the Secured Parties to execute and file such financing statements or continuation statements in such jurisdictions with such descriptions of collateral and other information set forth therein, as the Rights Holder, on behalf of the Secured Parties, may deem necessary or desirable for the purposes set forth in the preceding sentence. Each Pledgor also ratifies its authorization for the Secured Parties to file in any such jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. Each Pledgor further authorizes the Secured Party to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interests granted by such Pledgor, without the signature of such Pledgor, and naming such Pledgor as debtor and the Secured Parties as secured parties. The Borrower will pay the costs of, or incidental to, any Intellectual Property Filings and any recording or filing of any financing or continuation statements or other documents recorded or filed pursuant hereto.
     (b) Such Pledgor shall use its commercially reasonable efforts to (i) obtain any consent, approval or non-disapproval that is required in order to prevent any of its property from falling within the definition of “Excluded Property”, and (ii) obtain any rating agency, regulatory or other consents, approvals, non-disapprovals or assurances as may be necessary to permit distribution of any Net Proceeds of any Designated Interest received by any Subsidiary that is not a Pledgor (other than any amounts in respect of which a payment has been made pursuant to Section 4(a)) to the Borrower or any Guarantor in compliance with applicable law and without a downgrade of the financial strength or insurer claims-paying rating of the relevant Subsidiary or Subsidiaries, and upon receipt of such consents, approvals, non-disapprovals or assurances, such Pledgor shall cause such Net Proceeds to be distributed to the Borrower or a Guarantor.
     (c) Without limiting anything to the contrary in the Master Transaction Agreement, the AIA SPV LLC Agreement or the ALICO SPV LLC Agreement, such Pledgor will not (i) change its name or organizational form or structure, (ii) change its location (determined as provided in UCC Section 9-307) or (iii) become bound, as provided in UCC Section 9-203(d) or otherwise, by a security agreement entered into by another Person, unless it shall have given the Secured Parties prior notice thereof and delivered an Opinion of Counsel with respect thereto in accordance with Section 6(f).
     (d) Such Pledgor shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.
     (e) Such Pledgor shall pay its indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon the Collateral or any part thereof or any Designated Interest; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Pledgor shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.
     (f) At least 15 days (or such shorter period as may be agreed by the Rights Holder on behalf of the Secured Parties) before it takes any action contemplated by Section 6(c), such Pledgor will, at the Borrower’s expense, cause to be delivered to the Secured Parties an Opinion of Counsel, in form and substance satisfactory to the Rights Holder, on behalf of the Secured Parties, to the effect that (i) all financing statements and amendments or supplements thereto, continuation statements and other documents required to be filed or recorded in order to perfect and protect the Transaction Liens against all creditors of and purchasers of Pledged Collateral from such Pledgor after it takes such action (except any continuation statements specified in such Opinion of Counsel that are to be filed more than six months after the date thereof) have been filed or recorded in each office necessary for such purpose, (ii) all fees and taxes, if any, payable by the Pledgor in connection with such filings or recordations have been paid in full and (iii) except as otherwise agreed by the Rights Holder on behalf of the Secured Parties, such action will not adversely affect the perfection or priority of the Transaction Lien on any Collateral currently owned or hereafter acquired by such Pledgor after it takes such action or the accuracy of such Pledgor’s representations and warranties herein relating to such Collateral.
     (g) Such Pledgor may sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any of its Collateral only to the extent that (i) doing so would not violate a covenant in either SPV Intercompany Loan Agreement or this Agreement and (ii) an Event of Default shall not have occurred and be continuing under this Agreement or either SPV Intercompany Loan Agreement. Concurrently with any sale, lease or other disposition (except a sale or disposition to another Pledgor or a lease) permitted by the foregoing sentence, the Transaction Liens on the assets sold or disposed of (but not on any Net Proceeds arising from such sale or disposition) will cease immediately without any action by the Secured Parties. The Secured Parties will, at the Borrower’s expense, execute and deliver to the relevant Pledgor such documents as such Pledgor shall reasonably request to evidence the fact that any asset so sold or disposed of is no longer subject to a Transaction Lien.
     (h) Such Pledgor will, promptly upon request, provide to the Rights Holder, on behalf of the Secured Parties, all information and evidence concerning such Pledgor’s Collateral that the Rights Holder may reasonably request from time to time to enable it to enforce the provisions of the Security Documents.
     (i) Promptly upon becoming aware of any default hereunder, such Pledgor will furnish to the Secured Parties and the Rights Holder prompt written notice thereof specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto.
     SECTION 7. Negative Covenants. The Borrower hereby covenants and agrees with each Secured Party and the Rights Holder that, so long as this Agreement shall remain in effect and until all Secured Obligations shall have been paid in full, unless the Secured Parties and the Rights Holder shall otherwise consent in writing, the Borrower will not, nor cause any Subsidiary to:
     (a) take any action that would result in a violation of Section 8.01(a)(v) of the Master Transaction Agreement;
     (b) sell, transfer, lease or otherwise dispose of all or any portion of the Collateral or any Designated Interest if the contract to sell, transfer or otherwise dispose of such asset or assets by its terms prohibits the assignment to the Secured Parties by the Borrower or the relevant Guarantor, as applicable, of the General Intangibles related to any rights to receive payments under such contract;
     (c) create, incur, assume or permit to exist any Lien on all or any portion of the Collateral or any Designated Interest, except:
     (i) Liens existing on the date hereof; provided that such Liens shall secure only those obligations that they secure on the date hereof and extensions, renewals and replacements thereof permitted hereunder;
     (ii) any Lien created hereunder;
     (iii) Liens for taxes not yet due or that are being contested;
     (iv) judgment Liens securing judgments not constituting an Event of Default; and
     (v) Liens on the ILFC Interests securing indebtedness for borrowed money in an aggregate principal amount not to exceed $2,000,000,000 less the aggregate amount of Net Proceeds of the ILFC Interests retained by Borrower pursuant to Section 4(a), only if at the time of incurrence of such indebtedness Aggregate Liquidity is less than $6,000,000,000 or such other amount as shall be agreed in writing by Borrower and the Rights Holder on behalf of the Secured Parties;
     (d) take any action (or fail to act in any manner) that would reasonably be expected to negatively affect the value of the Collateral or the Designated Interests; provided that, for the avoidance of doubt, decisions made in the ordinary course of business in the exercise of the good faith business judgment of the Borrower shall be deemed not to violate this provision; or
     (e) take any action (or fail to act in any manner) that would reasonably be expected to negatively affect the perfection of the Transaction Liens.
     SECTION 8. Covenants of the AIA SPV and the ALICO SPV as Guarantors. Each of the AIA SPV and the ALICO SPV, in their respective capacities as Guarantors, represents, warrants and covenants to each other in their respective capacities as Secured Parties as follows:
     (a) Security Entitlements. Upon the request of the Rights Holder on behalf of the Secured Parties, the AIA SPV or the ALICO SPV, as the case may be, will, with respect to each Pledged Security Entitlement then owned by it, as promptly as practicable enter into (and cause the relevant Securities Intermediary to enter into) a Securities Account Control Agreement in respect of such Security Entitlement and the Securities Account to which the underlying Financial Asset is credited and will deliver such Securities Account Control Agreement to the relevant Secured Party (which shall enter into the same). Thereafter, whenever the AIA SPV or the ALICO SPV, as the case may be, acquires any other such Security Entitlement, such party will immediately cause the underlying Financial Asset to be credited to a Controlled Securities Account.
     (b) Perfection as to Security Entitlements. So long as the Financial Asset underlying any Security Entitlement owned by the AIA SPV or the ALICO SPV, as the case may be, is credited to a Controlled Securities Account, (i) the Transaction Lien on such Security Entitlement will be perfected, subject to no prior Liens or rights of others (except Liens and rights of the relevant Securities Intermediary that are Permitted Liens), (ii) the Secured Parties will have Control of such Security Entitlement and (iii) no action based on an adverse claim to such Security Entitlement or such Financial Asset, whether framed in conversion, replevin, constructive trust, equitable lien or other theory, may be asserted against the relevant Secured Party.
     (c) Agreement as to Applicable Jurisdiction. In respect of all Security Entitlements to Securities issued by AIA Group Limited or MetLife owned by the AIA SPV or the ALICO SPV, as the case may be, and all Securities Accounts to which such related Financial Assets are credited, the Securities Intermediary’s jurisdiction (determined as provided in UCC Section 8-110(e)) will at all times be located in the State of New York.
     SECTION 9. Delivery, Perfection and Control of Securities and Instruments. Each Pledgor represents, warrants and covenants as follows:
     (a) Certificated Securities. On the Effective Date, such Pledgor will deliver to the Collateral Custodian as Collateral hereunder all certificates representing Pledged Certificated Securities then owned by such Pledgor. Thereafter, whenever such Pledgor acquires any other certificate representing a Pledged Certificated Security, such Pledgor will immediately deliver such certificate to the Collateral Custodian as Collateral hereunder. The provisions of this subsection are subject to the limitations in Section 3(d) (in the case of Equity Interests in a Regulated Subsidiary) and Section 9(i).
     (b) Uncertificated Securities Not Held in Controlled Securities Accounts. On the Effective Date, such Pledgor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of each Pledged Uncertificated Security then owned by such Pledgor that is not held in a Controlled Securities Account and deliver such Issuer Control Agreement to the Secured Parties (which shall enter into the same). Thereafter, whenever such Pledgor acquires any other Pledged Uncertificated Security, such Pledgor will enter into (and cause the relevant issuer to enter into) an Issuer Control Agreement in respect of such Pledged Uncertificated Security and deliver such

Issuer Control Agreement to the Secured Parties (which shall enter into the same). The provisions of this subsection are subject to the limitation in Section 3(d) in the case of Equity Interests in a Regulated Subsidiary, and Section 9(g) in the case of voting Equity Interests in a Foreign Subsidiary.
     (c) Instruments and Documents. On the Effective Date such Pledgor will, with respect to each Pledged Instrument evidencing indebtedness for borrowed money owed by any Designated Entity then owned by it or any other agreement memorializing or relating to such indebtedness, deliver such Instrument or document to the Collateral Custodian as Collateral hereunder. Thereafter, whenever such Pledgor acquires any other such Instrument, such Pledgor will, as promptly as practicable, deliver such Instrument or document to the Secured Party as Collateral hereunder.
     (d) Regulated Subsidiaries. If the Collateral includes any Equity Interest in a Regulated Subsidiary that is not represented by certificates, the relevant Pledgor shall exercise its commercially reasonable efforts to cause such Equity Interest to be represented by certificates and, promptly upon receipt thereof, comply with clause (a) of this Section with respect thereto. No Pledgor shall hold any Equity Interest in a Regulated Subsidiary in a Securities Account.
     (e) Perfection as to Certificated Securities. When such Pledgor delivers the certificate representing any Pledged Certificated Security owned by it to the Collateral Custodian and complies with Section 6(e) in connection with such delivery, (i) the Transaction Lien on such Pledged Certificated Security will be perfected, subject to no prior Liens or rights of others except Permitted Liens, (ii) the Secured Parties will have Control of such Pledged Certificated Security and (iii) the Secured Parties will be protected purchasers (within the meaning of UCC Section 8-303) thereof.
     (f) Perfection as to Uncertificated Securities Not Held in Controlled Securities Accounts. When such Pledgor, the Secured Parties and the issuer of any Pledged Uncertificated Security owned by such Pledgor that is not held in a Controlled Securities Account enter into an Issuer Control Agreement with respect thereto, (i) the Transaction Lien on such Pledged Uncertificated Security will be perfected, subject to no prior Liens or rights of others except Permitted Liens, (ii) the Secured Party will have Control of such Pledged Uncertificated Security and (iii) the Secured Party will be a protected purchaser (within the meaning of UCC Section 8-303) thereof.
     (g) Perfection as to Instruments. When such Pledgor delivers any Pledged Instrument owned by it to the Collateral Custodian, the Transaction Lien on such Pledged Instrument will be perfected, subject to no prior Liens or rights of others except Permitted Liens.

     (h) Delivery of Pledged Certificates and Instruments. All Pledged Certificates and Pledged Instruments, when delivered to the Collateral Custodian, will be in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Rights Holder on behalf of the Secured Parties.
     (i) Foreign Subsidiaries. A Pledgor will not be obligated to comply with the provisions of this Section at any time with respect to any voting Equity Interest in a Foreign Subsidiary or any Equity Interests in any Transparent Subsidiary if and to the extent (but only to the extent) that such Equity Interests are excluded from the Transaction Liens at such time pursuant to clause (ii) and/or clause (iii) of the definition of Excluded Property.
     (j) Transfer of Record Ownership. At any time when an Event of Default shall have occurred and be continuing, the Secured Parties may (and to the extent that action by them is required, the relevant Pledgor, if directed to do so by the Secured Parties, will as promptly as practicable) cause each of the Pledged Securities (or any portion thereof specified in such direction) to be transferred of record into the name of the Secured Parties or their nominee; provided that no such action shall be taken with respect to any Equity Interest in any Regulated Subsidiary unless any and all regulatory approvals required under applicable law shall have been obtained. Each Pledgor will take any and all actions reasonably requested by the Rights Holder on behalf of the Secured Parties to facilitate compliance with this Section. The Secured Parties will promptly give to the Rights Holder on behalf of the Secured Parties copies of any notices and other communications received by the Secured Parties with respect to Pledged Securities registered in the name of the Secured Parties or their nominee.
     (k) Certification of Limited Liability Company and Partnership Interests. Any limited liability company and any partnership the equity interests of which are Collateral shall either (a) not include in its operative documents any provision that any Equity Interests in such limited liability company or such partnership be a “security” as defined under Article 8 of the Uniform Commercial Code, or (b) certificate any Equity Interests in any such limited liability company or such partnership. To the extent an interest in any limited liability company or partnership controlled by any Pledgor and pledged hereunder is certificated or becomes certificated, each such certificate shall be delivered to the Collateral Custodian as required by Section 6(a) and such Pledgor shall fulfill all other requirements under Section 6 applicable in respect thereof.
     SECTION 10. Right to Vote Securities. (a) Unless an Event of Default shall have occurred and be continuing (and, with respect to Securities issued by AIA Group Limited and owned by the AIA SPV, unless the Rights Holder, on behalf of the Secured Parties, shall have foreclosed upon such Securities), each

Pledgor will have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to any Pledged Security owned by it and the Financial Asset underlying any Pledged Security Entitlement owned by it, and the Secured Parties will, upon receiving a written request from such Pledgor, deliver to such Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any such Pledged Security that is registered in the name of a Secured Party or its nominee or any such Pledged Securities Entitlement as to which the Secured Party or its nominee is the Entitlement Holder, in each case as shall be specified in such request and be in form and substance satisfactory to the Rights Holder on behalf of the Secured Parties. Unless an Event of Default shall have occurred and be continuing, no Secured Party will have any right to take any action which the owner of a Pledged Partnership Interest or Pledged LLC Interest is entitled to take with respect thereto, except the right to receive payments and other distributions to the extent provided herein.
     (b) If an Event of Default shall have occurred and be continuing, the Secured Parties will have the exclusive right to the extent permitted by law (and, in the case of a Pledged Partnership Interest or Pledged LLC Interest, by the relevant partnership agreement, limited liability company agreement, operating agreement or other governing document) to vote, to give consents, ratifications and waivers and to take any other action with respect to the Collateral, with the same force and effect as if the Secured Parties were the absolute and sole owner thereof, and each Pledgor will take all such action as the Rights Holder, on behalf of the Secured Parties, may reasonably request from time to time to give effect to such right; provided that the Secured Parties will not have the right to vote, to give consents, ratifications or waivers or to take any other action with respect to the Equity Interest in any Regulated Subsidiary, in each case to the extent that such action would require any notice to, filing with or the taking of any other action by a Governmental Authority, unless such notice, filing or action shall have been made, granted or approved.
     SECTION 11. Events of Default. An event of default (“Event of Default”) occurs when:
     (a) any representation or warranty made or deemed made in this Agreement shall prove to have been false or misleading in any material respect when so made, deemed made or furnished, or any representation or warranty that is qualified by materiality shall prove to have been false or misleading in any respect when so made, deemed made or furnished; provided that if such breach of a representation or warranty (i) has not resulted in a Material Adverse Effect and (ii) is reasonably susceptible of cure and if cured would not reasonably be expected to result in, a Material Adverse Effect, then no Event of Default shall occur unless such representation or warranty shall have continued to be materially false or misleading for a period of 10 Business Days after notice thereof from a

Secured Party or the Rights Holder to the Borrower or knowledge thereof on the part of the Borrower;
     (b) an Event of Default (as defined in the applicable SPV Intercompany Loan Agreement) shall occur under either SPV Intercompany Loan Agreement (for clarity, giving effect to any notice or cure provisions contained therein);
     (c) a default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained in Section 7; provided that any such default arising under Section 7(c) or 7(d) shall not give rise to an Event of Default if (i) such default did not arise as the result of a volitional act of the Borrower, (ii) Borrower commences efforts to remedy such default promptly following notice thereof from a Secured Party or the Rights Holder or knowledge thereof of the Borrower and (iii) such default is remedied on or before the fifteenth day following the earlier of such notice or knowledge;
     (d) a default shall be made in the due observance or performance by the Borrower of any covenant, condition or agreement contained herein, in either SPV Intercompany Loan Agreement or in the Master Transaction Agreement (other than those specified in paragraph (c) above) and such default shall continue unremedied for a period of 30 days after the earlier of (i) notice thereof from a Secured Party or the Rights Holder to the Borrower and (ii) knowledge thereof of the Borrower;
     (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Guarantor or of a substantial part of the property or assets of the Borrower or any Guarantor, under Title 11 of the United States Code, as now constituted or hereafter amended, the appointment of a trustee, receiver, intervenor or conservator under the Resolution Authority under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of the property or assets of the Borrower or any Guarantor or (iii) the winding-up or liquidation of the Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
     (f) the Borrower or any Guarantor shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, the appointment of a trustee, receiver, intervenor or conservator under the Resolution Authority under the Dodd-Frank Wall Street Reform and Consumer Protection Act, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii)

consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Guarantor or for a substantial part of the property or assets of the Borrower or any Guarantor, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;
     (g) one or more judgment liens shall be entered against the Collateral and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon any part of the Collateral and such judgment either is for (i) the payment of money in an aggregate amount in excess of $25,000,000 or (ii) injunctive relief and would reasonably be expected to result in a Material Adverse Effect;
     (h) one or more judgments shall be rendered against Borrower or any Guarantor and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower to enforce any such judgment and such judgment either is for (i) the payment of money in an aggregate amount in excess of $1,000,000,000 or (ii) injunctive relief and could reasonably be expected to result in a Material Adverse Effect;
     (i) any guarantee under this Agreement for any reason shall cease to be in full force and effect (other than in accordance with its terms), or any Guarantor shall deny in writing that it has any further liability under this Agreement (other than as a result of the discharge of such Guarantor in accordance with the terms of this Agreement); or
     (j) any security interest in all or any portion of the Collateral purported to be created by this Agreement shall cease to be, or shall be asserted in writing by the Borrower or any Guarantor not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Transaction Document) security interest.
     SECTION 12. Remedies upon Event of Default. (a) If an Event of Default shall have occurred and be continuing, the Rights Holder, on behalf of the Secured Parties, may exercise (or cause its agents to exercise) any or all of the remedies available to the Secured Parties under the Security Documents.

     (b) Without limiting the generality of the foregoing, if an Event of Default shall have occurred and be continuing, the Rights Holder, in each case on behalf of the Secured Parties, may exercise (i) all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and (ii) all the powers given by section 30 of the Conveyancing Act 1983 of Bermuda (the “Conveyancing Act”) with respect to any Collateral and, in addition, the Rights Holder on behalf of the Secured Parties may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, sell, or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of either Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the relevant Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral; provided that the right of each Secured Party to sell or otherwise dispose of an Equity Interest in any Regulated Subsidiary shall be subject to the relevant Secured Party’s or the relevant Pledgor’s obtaining, to the extent necessary under applicable law, the prior approval of such sale or other disposition by the Governmental Authority having jurisdiction with respect to such Regulated Subsidiary; and provided, further, that the Pledgor waives its rights under section 29 of the Conveyancing Act and agrees that section 31 of the Conveyancing Act shall not apply. To the maximum extent permitted by applicable law, either Secured Party may be the purchaser of any or all of the Collateral at any such public or private sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale, to use and apply all of any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Upon any sale of Collateral by either Secured Party (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of such Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid to such Secured Party or such officer or be answerable in any way for the misapplication thereof. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. No Secured Party shall be obliged to make any sale of Collateral regardless of notice of sale having been given. The Rights Holder, on behalf of the Secured Parties, may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, each Pledgor hereby waives any claim against the Secured Parties arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the relevant Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. The Rights Holder, on behalf of the Secured Parties, may disclaim any warranty, as to title or as to any other matter, in connection with such sale or other disposition, and its doing so shall not be considered adversely to affect the commercial reasonableness of such sale or other disposition.
     (c) If a Secured Party sells any of the Collateral upon credit, the Pledgors will be credited only with payment actually made by the purchaser, received by such Secured Party and applied in accordance with Section 4 hereof. In the event the purchaser fails to pay for the Collateral, the Rights Holder, on behalf of the Secured Parties, may resell the same, subject to the same rights and duties set forth herein.
     (d) Notice of any such sale or other disposition shall be given to the relevant Pledgor(s) as (and if) required by Section 14.
     (e) For the purpose of enabling the Rights Holder, on behalf of the Secured Parties, to exercise rights and remedies under this Agreement at such time as the Secured Parties shall be lawfully entitled to exercise such rights and remedies, in the event of a foreclosure upon the Collateral,
     (i) each Pledgor hereby grants to each Designated Entity an irrevocable, non-exclusive, fully paid-up, license to make, have made, use, sell, import, reproduce, distribute, create derivative works of, perform and display publicly, and otherwise exploit any Intellectual Property and books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) used by such Designated Entity in the operation of its business or the business of any of the subsidiaries of such Designated Entity, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, which license shall be transferable, in whole or in part, in connection with any merger of such Designated Entity or disposition of all or substantially all of the assets of such Designated Entity;
     (ii) each Pledgor shall use its commercially reasonable efforts to obtain the consent of any third party required to license or otherwise provide any Intellectual Property and books and records (including customer lists, credit files, computer programs, printouts and other computer materials and records) used by such Designated Entity in the operation of its business or the business of any of the subsidiaries of such Designated Entity that is not owned by such Pledgor to such Designated Entity, and if any additional royalties or other consideration would be payable for the grant of such rights to such Designated Entity, such Pledgor shall provide written notice to such Designated Entity setting forth such royalty or other consideration terms (it being understood that, in the event that any royalties or other consideration would be payable to such third party, such Designated Entity shall have the right (but not the obligation) to elect to obtain such rights on such terms), and all such arrangements shall be transferable, in whole or in part, in connection with any merger of such Designated Entity or disposition of all or substantially all of the assets of such Designated Entity;
     (iii) the Rights Holder, on behalf of the Secured Parties, will negotiate in good faith a limitation of the duration of the licenses and other arrangements set forth in or entered into pursuant to the foregoing clauses (i) and (ii) relating to any Intellectual Property that is used by such Designated Entity in the operation of its business or the business of any of the subsidiaries of such Designated Entity, taking into consideration factors such as whether such Intellectual Property is primarily used by such Designated Entity, the extent to which such Intellectual Property is used by other Subsidiaries and such Designated Subsidiary’s particular requirements during a mutually agreeable transition period following the disposition of the Designated Interests of such Designated Subsidiary, with the understanding that the use of the trademarks “AI”, “American International”, “AIG” and/or “American International Group, Inc.” or any derivative thereof shall be for as short a duration as is commercially reasonable in light of the scope of the use of such trademark by such Designated Entity;
     (iv) each Pledgor agrees to negotiate in good faith any other transition services or similar agreements necessary or desirable to enable the continued operation of the businesses of any Designated Entity and the subsidiaries of such Designated Entity pending and following the disposition of the Designated Interests of such Designated Entity or the Equity Interests of any subsidiary of such Designated Entity; and
     (v) Borrower agrees that for so long as the Release Conditions have not been satisfied, it will not cause or permit any Designated Entity to waive or terminate any of the foregoing licenses or arrangements, other than (A) as a result of a determination by such Designated Entity that any such released or terminated license or other arrangement is no longer necessary or desirable for the operation of its business or the business of any of its subsidiaries and (B) with the written consent of the Rights Holder on behalf of the Secured Parties.
     (f) Each Pledgor hereby acknowledges that the sale by either Secured Party of any Collateral pursuant to the terms hereof in compliance with the

Securities Act as well as applicable “Blue Sky” or other state securities laws may require strict limitations as to the manner in which the relevant Secured Party or any subsequent transferee of the Collateral may dispose thereof. Each Pledgor acknowledges and agrees that in order to protect the Secured Parties’ interests it may be necessary to sell the Collateral at a price less than the maximum price attainable if the sale were delayed or were made in another manner, such as a public offering under the Securities Act. Each Pledgor agrees that no Secured Party shall have any obligation to delay the sale or to register under the Securities Act in order to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, each Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, the Rights Holder, on behalf of the Secured Parties, may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In doing so, the Rights Holder, on behalf of the Secured Parties, may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by a Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral. If a Secured Party shall solicit such offers, then the acceptance by such Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposing of the Collateral.
     (g) If either Secured Party shall determine to exercise its rights to sell all or any portion of the Collateral pursuant to this Section, each Pledgor agrees that, upon request of such Secured Party, such Pledgor will, at its own expense:
     (i) use its best efforts to execute and deliver, and cause the relevant Subsidiaries and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do so or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Rights Holder on behalf of the Secured Parties, desirable to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of the Rights Holder on behalf of the Secured Parties, are necessary or desirable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;
     (ii) use its best efforts to execute and deliver, and cause the relevant Subsidiaries and the directors and officers thereof to execute and deliver, all such instruments and documents, and to do so or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Rights Holder on behalf of the Secured Parties, desirable to qualify the Collateral under state securities laws or “Blue Sky” laws and to obtain all necessary approvals from relevant Governmental Authorities for the sale of the Collateral, as requested by the relevant Secured Party;
     (iii) cause the relevant Subsidiaries to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and
     (iv) do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Rights Holder on behalf of the Secured Parties, desirable to facilitate such sale of the Collateral or any part thereof in compliance with applicable law.
     Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.
     Each of the Pledgors acknowledges and agrees that in exercising any rights under or with respect to the Collateral, neither Secured Party nor the Rights Holder acting on the Secured Parties’ behalf is under any obligation to marshal any Collateral and may in its absolute discretion realize upon the Collateral in any order to any extent it so elects, and each Pledgor waives any right to require the marshaling of any of the Collateral.
     SECTION 13. Fees and Expenses; Taxes. (a) The Borrower will forthwith upon demand pay to the Secured Parties:
     (i) the amount of any transfer taxes that the Secured Parties may have been required to pay on the grant of the Transaction Liens or to free any Collateral from any other Lien thereon other than a Permitted Lien;
     (ii) the amount of any and all reasonable out-of-pocket expenses, including transfer taxes and reasonable fees and expenses of counsel and other experts, that the Secured Parties may incur in connection with (x) the administration or enforcement of the Security Documents, including such expenses as are incurred to preserve the value of the Collateral or the validity, perfection, rank or value of any Transaction Lien, (y) the collection, sale or other disposition of any Collateral or (z) the exercise by the Secured Parties of any of their rights or powers under the Security Documents; and

     (iii) the amount required to indemnify the Secured Parties for, or hold them harmless and defend them against, any loss, liability or out-of-pocket expense (including the reasonable fees and expenses of its counsel and any experts or agents appointed by it hereunder) incurred or suffered by the Secured Parties in connection with the Security Documents, except to the extent that such loss, liability or out-of-pocket expense arises from the Secured Parties’ gross negligence, bad faith or willful misconduct or a breach of any duty that the Secured Parties have under this Agreement (after giving effect to Section 15 and Section 21).
Any such amount not paid to the Secured Parties on demand will bear interest for each day thereafter until paid at a rate per annum equal to the sum of 2% plus the rate applicable to the Loans for such day under the SPV Intercompany Loan Agreements.
     (b) If any transfer tax, documentary stamp tax or other similar tax is payable in connection with any transfer or other transaction required by the Security Documents, then, unless otherwise consisting of expenses payable under Section 4(b) or accounted for in clause (ii) of the definition of Net Proceeds, the Borrower will pay such tax and provide any required tax stamps to the Secured Parties or as otherwise required by law.
     (c) The provisions of this Section 13 shall survive repayment of the Secured Obligations.
     SECTION 14. Authority to Administer Collateral. Each Pledgor irrevocably appoints the Collateral Custodian its true and lawful attorney, with full power of substitution, in the name of such Pledgor or otherwise, at the Borrower’s expense, to the extent permitted by law to exercise, at any time and from time to time while an Event of Default shall have occurred and be continuing, all or any of the following powers (subject to any limitation on the powers of the Secured Parties set forth elsewhere in this Agreement) with respect to all or any of such Pledgor’s Collateral:
     (a) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,
     (b) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,
     (c) to sell, lease, license or otherwise dispose of the same or the proceeds or avails thereof, as fully and effectually as if the Secured Parties were the absolute owner thereof, and
     (d) to extend the time of payment of any or all thereof and to make any allowance or other adjustment with reference thereto;

provided that, except in the case of Collateral that threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Collateral Custodian will give the relevant Pledgor at least ten days’ prior written notice of the time and place of any public sale thereof or the time after which any private sale or other intended disposition thereof will be made. Any such notice shall (i) contain the information specified in UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to UCC Section 9-611(c); provided that, if the Secured Parties fail to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the UCC.
     SECTION 15. Limitation on Duty in Respect of Collateral. Beyond the exercise of reasonable care in the custody and preservation thereof, the Secured Parties and the Collateral Custodian will have no duty as to any Collateral in their possession or control, or in the possession or control of any agent or bailee or any income therefrom, or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Secured Parties and the Collateral Custodian will be deemed to have exercised reasonable care in the custody and preservation of the Collateral in their possession or control if such Collateral is accorded treatment substantially equal to that which it accords its own property, and will not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of any act or omission of any agent or bailee selected by a Secured Party or the Collateral Custodian in good faith, except to the extent that such liability arises from such Secured Party’s or the Collateral Custodian’s gross negligence or willful misconduct.
     SECTION 16. Agents and Representatives. The Secured Parties may perform any of their duties and exercise any of their rights and powers through one or more agents appointed by it with the consent of the Rights Holder. The Secured Parties and any such agent may perform any of their duties and exercise any of their rights and powers through their Representatives. The exculpatory provisions of Section 15 and this Section 16 shall apply to any such agent and to the Representatives of the Secured Parties and any such agent.
     SECTION 17. Termination of Transaction Liens; Release of Collateral. (a) The Transaction Liens granted by each Guarantor shall terminate when its Secured Guarantee is released pursuant to Section 2(c).
     (b) The Transaction Liens granted by the Borrower shall terminate when all the Release Conditions are satisfied.
     (c) At any time before the Transaction Liens granted by the Borrower terminate, the Secured Parties in their discretion may, at the written request of the Borrower, release any Collateral.

     (d) Upon any termination of a Transaction Lien or release of Collateral, the Secured Parties will, at the expense of the relevant Pledgor, execute and deliver to such Pledgor such documents as such Pledgor shall reasonably request to evidence the termination of such Transaction Lien or the release of such Collateral, as the case may be.
     SECTION 18. Notices. (a) All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service for delivery on the next Business Day or by electronic mail or facsimile transmission, and shall be deemed to have been duly given or made when delivered, or, in the case of notice by electronic mail or facsimile transmission, when received, addressed as follows or to such other address as may be hereafter notified by the respective parties hereto:
(i) if to the Borrower, any Guarantor, the AIA SPV or the ALICO SPV to it at:
American International Group, Inc.
180 Maiden Lane
New York, NY 10038
Attention: General Counsel
Facsimile: (212) 785-2175
Telephone: (212) 770-7000
with a copy to:
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Robert W. Reeder III, Michael M. Wiseman,
Gary Israel
Facsimile: (212) 558-3588
Telephone: (212) 558-4000
(ii) if to the FRBNY (as the Rights Holder):
Federal Reserve Bank of New York
33 Liberty Street
New York, NY 10045-0001
Attention: Brett Phillips, Counsel and Assistant Vice President
Facsimile: (212) 720-1530
Telephone: (212) 720-5166

with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Paul R. Kingsley and John K. Knight
Facsimile: (212) 450-3800
Telephone: (212) 450-4000
(iii) if to the UST (as the Rights Holder):
United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attention: Chief Counsel, Office of Financial Stability
Telephone: (202) 927-2800
with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention: Paul R. Kingsley and John K. Knight
Facsimile: (212) 450-3800
Telephone: (212) 450-4000
     (b) Either Secured Party or the Borrower may, in their respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
     (c) Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
     SECTION 19. No Implied Waivers; Remedies Not Exclusive. No failure by the Secured Parties to exercise, and no delay in exercising and no course of dealing with respect to, any right or remedy under any Security Document shall operate as a waiver thereof; nor shall any single or partial exercise by the Secured Parties of any right or remedy under any Loan Document preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies specified in the Loan Documents are cumulative and are not exclusive of any other rights or remedies provided by law.
     SECTION 20. Successors and Assigns. If all or any part of either Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. This Agreement shall be binding on each Pledgor and its respective successors and assigns.
     SECTION 21. Amendments and Waivers. Neither this Agreement nor any provision hereof may be waived, amended, modified or terminated except pursuant to an agreement or agreements in writing entered into by the Borrower and the Secured Parties with the consent of the Rights Holder. No such waiver, amendment or modification shall be binding upon any Guarantor, except with its written consent.
     SECTION 22. Choice of Law. This Agreement, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with the laws of the State of New York without regard to its rules of conflicts of laws, subject to applicable United States Federal law.
     SECTION 23. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     SECTION 24. Severability. If any provision of any Security Document is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions of the Security Documents shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Secured Parties in order to carry out the intentions of the parties thereto as nearly as may be possible, and (ii) the invalidity or unenforceability of such provision in such jurisdiction shall not affect the validity or enforceability thereof in any other jurisdiction.
     SECTION 25. Entire Agreement. This Agreement and the other Transaction Documents constitute the entire contract between the parties relative to the subject matter hereof. Any prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof is superseded by this Agreement and the other Transaction Documents.
     SECTION 26. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by PDF file (portable document format file) shall be as effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 27. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 28. Jurisdiction; Consent to Service of Process. (a) Each of the Pledgors hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York for any and all actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby (other than any claim against the UST for monetary damages in excess of $10,000, for which each party hereto agrees to submit to the exclusive jurisdiction and venue of the United States Court of Federal Claims), and each of the Pledgors hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such United States District Court. Each of the Pledgors agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Secured Parties may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its respective properties in the courts of any jurisdiction.
     (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in the United States District Court for the Southern District of New York. Each Pledgor hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such court.
     (c) Each Pledgor irrevocably consents to service of process in the manner provided for notices in Section 18. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 29. Third-Party Beneficiary and Appointment as Agent. Each party hereto agrees that each of the UST and the FRBNY, in each case for so long as such parties hold any AIA/ALICO Preferred Units, and the Rights Holder is an express third-party beneficiary of this Agreement, entitled to enforce and to enjoy all rights and privileges set out in this Agreement or either SPV Intercompany Loan Agreement, notwithstanding that it is not a party to this Agreement or either SPV Intercompany Loan Agreement; provided, however, that in no event shall any enforcement of such rights by the UST, the FRBNY or the Rights Holder result in the application of Net Proceeds of the Collateral or the Designated Interests in a manner inconsistent with the terms of this Agreement. Each Secured Party further hereby irrevocably appoints the Rights Holder as its true and lawful attorney, with full power of substitution, in the name of each such Secured Party or otherwise, at the Borrower’s expense, to the extent permitted by law, to exercise on such Secured Party’s behalf any or all of the rights and remedies available to such Secured Party (or to its agents) under this Agreement and the SPV Intercompany Loan Agreements (including, without limitation, the right to accelerate all amounts outstanding under the SPV Intercompany Loan Agreements) and to consent to any matter requiring the Secured Party’s consent under this Agreement or the SPV Intercompany Loan Agreements, notwithstanding any act or failure to act by such Secured Party and without further direction from such Secured Party. The appointment of the Rights Holder as the attorney in fact of the Secured Parties shall automatically terminate when all the Release Conditions are satisfied. Each party hereto agrees that any notice effectuating the exercise of remedies of a Secured Party that is given by the Rights Holder shall be effective as if such notice was given by such Secured Party. Each Secured Party acknowledges that each of the UST and the FRBNY have relied on this Section 29 in entering into the Transaction Documents. Subject to the foregoing, nothing in this Agreement or in the other Transaction Documents, express or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Transaction Documents.
[The next page is the signature page.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AMERICAN INTERNATIONAL GROUP, INC.
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Executive Vice President, Treasury and Capital Markets

AIA AURORA LLC, as Secured Party
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

ALICO HOLDINGS LLC, as Secured Party
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

[SIGNATURE PAGE TO GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT]

Guarantors: AIA AURORA LLC as Guarantor
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

[SIGNATURE PAGE TO GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT]

ALICO HOLDINGS LLC as Guarantor
By:	/s/ Brian T. Schreiber
	Name:	Brian T. Schreiber
	Title:	Manager

[SIGNATURE PAGE TO GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT]

AIG CAPITAL CORPORATION as Guarantor
By:	/s/ William N. Dooley
	Name:	William N. Dooley
	Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT]

AIG FUNDING, INC. as Guarantor
By:	/s/ Robert A. Gender
	Name:	Robert A. Gender
	Title:	President

[SIGNATURE PAGE TO GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT]

AIG LIFE HOLDINGS (INTERNATIONAL) LLC as Guarantor
By:	/s/ Kathleen E. Shannon
	Name:	Kathleen E. Shannon
	Title:	Vice President

[SIGNATURE PAGE TO GUARANTEE, PLEDGE AND PROCEEDS APPLICATION AGREEMENT]

SCHEDULE 1
PLEDGOR DATA

Name	Form of Organization	Jurisdiction of Organization	Taxpayer ID Number

AIA Aurora LLC	Limited Liability Company	Delaware, U.S.	27-0982390

AIG Capital Corporation	Corporation	Delaware, U.S.	60-0001373

AIG Funding, Inc.	Corporation	Delaware, U.S.	13-3356994

AIG Life Holdings (International) LLC	Limited Liability Company	Delaware, U.S.	N/A

ALICO Holdings LLC	Limited Liability Company	Delaware, U.S.	27-1052710

American International Group, Inc.	Corporation	Delaware, U.S.	13-2592361

S-1-1

SCHEDULE 2
DESIGNATED INTERESTS, INDEBTEDNESS AND PROCEEDS THEREFROM PLEDGED BY THE
PLEDGORS. EQUITY INTERESTS OF THE AIA SPV AND THE ALICO SPV PLEDGED BY THE
BORROWER AND SECURITIES PLEDGED BY THE AIA SPV AND THE ALICO SPV AS OF THE
EFFECTIVE DATE

Equity Interests
	Jurisdiction
	of		Owner of	Percentage		Number of
Issuer	Organization	Equity Interest Pledged	Equity Interest	Owned	Percentage Pledged	Shares or Units
AIA Group Limited	Hong Kong	Ordinary Shares	AIA Aurora LLC	32.9%	32.9%	3,960,769,201
AIG Edison Life Insurance Company	Japan	Preferred Shares H	American International Group, Inc.	100%	100%	22,724
AIG Financial Assurance Japan K.K.	Japan	Common Stock	American International Group, Inc.	100%	65.9%	10,031
AIG Financial Assurance Japan K.K.	Japan	Preferred Shares D	American International Group, Inc.	100%	100%	10
AIA Aurora LLC	Delaware	Common Units	American International Group, Inc.	100%	100%	90,000

S-2-1

Equity Interests
	Jurisdiction
	of		Owner of	Percentage		Number of
Issuer	Organization	Equity Interest Pledged	Equity Interest	Owned	Percentage Pledged	Shares or Units
ALICO Holdings LLC	Delaware	Common Units	American International Group Inc.	100%	100%	60,000
AIG Star Life Insurance Co., Ltd.	Japan	Common Stock	AIG Life Holdings (International) LLC	100%	66%	396,000
AIG Star Life Insurance Co., Ltd.	Japan	Preferred Shares A	AIG Life Holdings (International) LLC	100%	100%	60,000
International Lease Finance Corporation	California	Common Stock	AIG Capital Corporation	100%	100%	45,267,723
MetLife, Inc.	Delaware	Common Stock	ALICO Holdings LLC	7.9%[1]	7.9%	78,239,712
MetLife, Inc.	Delaware	Series B Contingent Convertible Junior Participating Non-Cumulative Perpetual Preferred Stock	ALICO Holdings LLC	100%	100%	6,857,000
MetLife, Inc.	Delaware	Common Equity Units	ALICO Holdings LLC	100%	100%[2]	40,000,000

[1]	Represents percentage of total voting equity in MetLife.

[2]	As of the Effective Date, all Common Equity Units are “Excluded Property” pursuant to clause (vi) of the definition thereof set forth in Section 1 of this Agreement.

S-2-2

Other Collateral

Description	Pledgor
Second Amended and Restated Promissory Note, dated March 31, 2009, between AIG Funding, Inc. and AIG Financial Assurance Japan K.K.	AIG Funding, Inc.

All cash proceeds from the sale or other disposition of and all cash distributions received on the Common Stock of Nan Shan Life Insurance Co.	AIG Life Holdings (International) LLC

All cash proceeds from the sale or other disposition of and all cash distributions received on the Common Stock of AIG Financial Assurance Japan K.K.	American International Group,Inc.

All cash proceeds from the sale or other disposition of and all cash distributions received on the Common Stock of AIG Star Life Insurance Co., Ltd.	AIG Life Holdings (International) LLC

Subject to clause (d) of Section 3 of this Agreement, the property listed in Section 3(b) of this Agreement (other than Pledged Equity Interests listed above)	AIA Aurora LLC

Subject to clause (d) of Section 3 of this Agreement, the property listed in Section 3(b) of this Agreement (other than Pledged Equity Interests listed above)	ALICO Holdings LLC

S-2-3

EXHIBIT A
ISSUER CONTROL AGREEMENT
     ISSUER CONTROL AGREEMENT dated as of ______, _____ among _____________ (the “Pledgor”), AIA AURORA LLC (the “AIA SPV”) and ALICO HOLDINGS LLC (the “ALICO SPV”), each as Secured Party, and _________ (the “Issuer”). All references herein to the “UCC” refer to the Uniform Commercial Code as in effect from time to time in [Issuer’s jurisdiction of incorporation].
W I T N E S S E T H :
     WHEREAS, the Pledgor is the registered holder of [specify Pledged Uncertificated Securities issued by the Issuer] issued by the Issuer (the “Securities”);
     WHEREAS, pursuant to a Guarantee, Pledge and Proceeds Application Agreement dated as of January 14, 2011 (as such agreement may be amended and/or supplemented from time to time, the “Pledge Agreement”), the Pledgor has granted to the Secured Parties a continuing security interest (the “Transaction Lien”) in all right, title and interest of the Pledgor in, to and under the Securities, whether now existing or hereafter arising; and
     WHEREAS, the parties hereto are entering into this Agreement in order to perfect the Transaction Lien on the Securities;
     NOW, THEREFORE, the parties hereto agree as follows:
     Section 1. Nature of Securities. The Issuer confirms that (i) the Securities are “uncertificated securities” (as defined in Section 8-102 of the UCC) and (ii) the Pledgor is registered on the books of the Issuer as the registered holder of the Securities.
     Section 2. Instructions. The Issuer agrees to comply with any “instruction” (as defined in Section 8-102 of the UCC) originated by the Rights Holder on behalf of the Secured Parties and relating to the Securities without further consent by the Pledgor or any other person. The Pledgor consents to the foregoing agreement by the Issuer.
     Section 3. Waiver of Lien; Waiver of Set-off. The Issuer waives any security interest, lien or right of set-off that it may now have or hereafter acquire in or with respect to the Securities. The Issuer’s obligations in respect of the Securities will not be subject to deduction, set-off or any other right in favor of any person other than the Secured Parties.

     Section 4. Choice of Law. This Agreement shall be governed by the laws of [Issuer’s jurisdiction of incorporation].1
     Section 5. Conflict with Other Agreements. There is no agreement (except this Agreement) between the Issuer and the Pledgor with respect to the Securities [except for [identify any existing other agreements] (the “Existing Other Agreements”)]. In the event of any conflict between this Agreement (or any portion hereof) and any other agreement [(including any Existing Other Agreement)] between the Issuer and the Pledgor with respect to the Securities, whether now existing or hereafter entered into, the terms of this Agreement shall prevail.
     Section 6. Amendments. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all the parties hereto.
     Section 7. Notice of Adverse Claims. Except for the claims and interests of the Secured Parties and the Pledgor in the Securities, the Issuer does not know of any claim to, or interest in, the Securities. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, attachment, execution or similar process) against the Securities, the Issuer will promptly notify the Rights Holder, the Secured Parties and the Pledgor thereof.
     Section 8. Maintenance of Securities. In addition to, and not in lieu of, the obligation of the Issuer to honor instructions as agreed in Section 2 hereof, the Issuer agrees as follows:
     (i) Pledgor Instructions; Notice of Exclusive Control. So long as the Issuer has not received a Notice of Exclusive Control (as defined below), the Issuer may comply with instructions of the Pledgor or any duly authorized agent of the Pledgor in respect of the Securities. After the Issuer receives a written notice from the Rights Holder on behalf of the Secured Parties that it is exercising exclusive control over the Securities (a “Notice of Exclusive Control”), the Issuer will cease complying with instructions of the Pledgor or any of its agents.

[1]	If the Issuer’s jurisdiction of incorporation is not a State in the United States that has adopted the revisions to Articles 8 and 9 of the UCC promulgated in 1994, this form of Issuer Control Agreement may not be appropriate. It may be necessary to transfer the relevant securities into the Secured Party’s name to obtain comparable results under the laws of such jurisdiction.

     (ii) Non-Cash Dividends and Distributions. The Issuer shall deliver to the Collateral Custodian all non-cash dividends, interest and other non-cash distributions paid or made upon or with respect to the Securities.
     (iii) Voting Rights. Until the Issuer receives a Notice of Exclusive Control, the Pledgor shall be entitled to direct the Issuer with respect to voting the Securities.
     (iv) Statements and Confirmations. The Issuer will promptly send copies of all statements and other correspondence concerning the Securities simultaneously to each of the Pledgor and, the Rights Holder and the Secured Parties at their respective addresses specified in Section 11 hereof.
     (v) Tax Reporting. All items of income, gain, expense and loss recognized in respect of the Securities shall be reported to the Internal Revenue Service and all state and local taxing authorities under the name and taxpayer identification number of the Pledgor.
     Section 9. Representations, Warranties and Covenants of the Issuer. The Issuer makes the following representations, warranties and covenants:
     (i) This Agreement is a valid and binding agreement of the Issuer enforceable in accordance with its terms.
     (ii) The Issuer has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Securities pursuant to which it has agreed, or will agree, to comply with instructions (as defined in Section 8-102 of the UCC) of such person. The Issuer has not entered into any other agreement with the Pledgor or the Secured Parties purporting to limit or condition the obligation of the Issuer to comply with instructions as agreed in Section 2 hereof.
     Section 10. Successors. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.
     Section 11. Notices. Each notice, request or other communication given to any party hereunder shall be in writing (which term includes facsimile or other electronic transmission) and shall be effective (i) when delivered to such party at its address specified below, (ii) when sent to such party by facsimile or other electronic transmission, addressed to it at its facsimile number or electronic address specified below, and such party sends back an electronic confirmation of receipt or (iii) ten days after being sent to such party by certified or registered

United States mail, addressed to it at its address specified below, with first-class or airmail postage prepaid:
Pledgor:
Rights Holder:
Secured Party:
Issuer:
Any party may change its address, facsimile number and/or e-mail address for purposes of this Section by giving notice of such change to the other parties in the manner specified above.
     Section 12. Termination. The rights and powers granted herein to the Secured Party (i) have been granted in order to perfect the Transaction Lien, (ii) are powers coupled with an interest and (iii) will not be affected by any bankruptcy of the Pledgor or any lapse of time. The obligations of the Issuer hereunder shall continue in effect until the Rights Holder, on behalf of the Secured Parties, has notified the Issuer in writing that the Transaction Lien has been terminated pursuant to the Pledge Agreement.
     Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[NAME OF PLEDGOR]
By:
Name:
Title:

AIA AURORA LLC, as Secured Party
By:
Name:
Title:

ALICO HOLDINGS LLC, as Secured Party
By:
Name:
Title:

[NAME OF ISSUER]
By:
Name:
Title: